Exhibit 99.1

PALM HARBOR HOMES, INC. REPORTS

THIRD QUARTER FISCAL 2007 EARNINGS

DALLAS, Texas (January 23, 2007) — Palm Harbor Homes, Inc. (NASDAQ: PHHM) today reported financial results for the third quarter and nine months of fiscal 2007 ended December 29, 2006.

Net sales for the third quarter totaled $151.4 million compared with $193.2 million in the year-earlier period. Net loss for the third quarter totaled $2.6 million, or $0.11 per diluted share, compared with net income of $4.3 million, or $0.18 per diluted share, a year ago.

Net sales for nine months ended December 29, 2006, were $525.3 million compared with $530.4 million in the year-earlier period. Net loss for the year-to-date period in fiscal 2007 totaled $4.3 million, or $0.19 per diluted share, compared with net income of $7.9 million, or $0.35 per diluted share, in the prior-year period. Results for the first nine months of fiscal 2007 included $8.3 million, or ($0.22) per diluted share, for second quarter restructuring charges related to closing eight retail stores and one less-than-efficient factory in Alabama and the write-off of the Company’s investment in BSM Financial, L.P.

Larry Keener, chairman and chief executive officer of Palm Harbor Homes, Inc., said, “The results for the third fiscal quarter reflect the difficult market conditions that have plagued our industry over the past six months. While our sales were down over the prior year period, it is important to note that the third quarter of fiscal 2006 included $12.3 million in FEMA-related non-recurring revenues.

“We believe one of our enduring strengths as a Company is our ability to effectively manage our business and continue to build market share in a challenging marketplace. Our quality product offering and high customer satisfaction are key differentiators for Palm Harbor and we intend to leverage these strengths to generate more referrals and sales. At the same time, we continue to focus on ways to improve our competitive position. We are further developing our product line for different price points in both manufactured and modular housing and have launched a targeted advertising program to attract new buyers to our expanded product line. We believe these initiatives will allow us to reach a larger and more diverse customer base and continue to build market share.

“Another important advantage for Palm Harbor in today’s market is the strength of our modular business and we are excited about the long-term prospects it holds for our Company,” added Keener. “While the traditional HUD manufacturing housing industry has continued to falter, the modular housing industry has created significant growth opportunities for Palm Harbor. Revenues for modular products were up approximately 45 percent through the first nine months of fiscal 2007 and now account for approximately 32 percent of our recurring revenues More importantly, our modular product line has allowed us to reach a high quality, credit-worthy customer base and expand in new markets, including the recent introduction of multi-family modular housing. Our Gulf Coast replacement business continues to grow and we believe we are well positioned to move forward once the remaining funding, infrastructure and insurance issues are resolved. Finally, our financial services business is strong and we expect to do another asset-backed securities transaction during the fourth fiscal quarter.”

Kelly Tacke, executive vice president and chief financial officer of Palm Harbor Homes, Inc., commented, “Our conservative approach to financial management has historically allowed Palm Harbor to withstand the cycles in our industry and this approach will continue to serve us well. We believe we have taken the right steps to protect our financial capacity through this recent downturn. We reduced our selling, general and administrative expenses by over ten percent for the third fiscal quarter and we will continue to focus on controlling our fixed expenses and tightly managing our receivables and inventories. As of December 29, 2006, our balance sheet reflects over $47 million in cash and cash equivalents. We believe our strong financial position provides us with a strategic advantage in our industry, and will continue to manage our balance sheet in such a way as to “maintain that advantage”.

A conference call regarding this release is scheduled for tomorrow, January 24, 2007, at 10:00 a.m. (Eastern Time). Interested parties can access a live simulcast on the Internet at www.PalmHarbor.com or www.earnings.com. A 30-day replay will be available on both websites.

Palm Harbor Homes is one of the nation’s leading manufacturers and marketers of multi-section manufactured homes. The Company markets nationwide through vertically integrated operations, encompassing manufacturing, marketing, financing and insurance.

PALM HARBOR HOMES, INC.

Condensed Consolidated Financial Results

	Third Quarter Ended
	Dec. 29, 2006	Dec. 30, 2005
	(13 Weeks)	(14 Weeks)
Net sales	$151,402,000	$193,193,000
Net income (loss)	(2,616,000)	4,272,000
Net income (loss) per share:
Basic	(0.11)	0.19
Diluted	(0.11)	0.18

	Nine Months Ended
	Dec. 29, 2006	Dec. 30, 2005
	(39 Weeks)	(40 Weeks)
Net sales	$525,341,000	$530,359,000
Net income (loss)	(4,339,000)	7,914,000
Net income (loss) per share:
Basic	(0.19)	0.35
Diluted	(0.19)	0.35

This press release contains projections and other forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934. These projections and statements reflect the Company’s current views with respect to future events and financial performance. No assurance can be given, however, that these events will occur or that these projections will be achieved and actual results could differ materially from those projected as a result of certain factors. A discussion of these factors is included in the Company’s periodic reports filed with the Securities and Exchange Commission.

PALM HARBOR HOMES, INC.

Statements of Operations

(Dollars in thousands, except earnings per share)

For the third quarter and nine months ended December 29, 2006 and December 30, 2005

	Third Quarter Ended		Nine Months Ended
	Dec. 29,	Dec. 30,	Dec. 29,	Dec. 30,
	2006	2005	2006	2005
	(13 Weeks)	(14 Weeks)	(39 Weeks)	(40 Weeks)
	(Unaudited)		(Unaudited)
Net sales	$151,402	$193,193	$525,341	$530,359
Cost of sales	115,568	143,368	397,394	394,665
Selling, general and administrative expenses	36,577	40,909	122,857	118,882

Income (loss) from operations	(743)	8,916	5,090	16,812

Interest expense	(4,174)	(2,916)	(11,298)	(8,691)
Impairment of limited partnership	—	—	(4,385)	—
Equity in earnings (loss) of limited partnership	—	200	(324)	1,229
Interest income and other	1,249	957	3,545	3,763

Income (loss) before income taxes	(3,668)	7,157	(7,372)	13,113
Income tax benefit (expense)	1,052	(2,885)	3,033	(5,199)

Net income (loss)	$(2,616)	$4,272	$(4,339)	$7,914

Net income (loss) per common share:
Basic	$(0.11)	$0.19	$(0.19)	$0.35
Assuming dilution	$(0.11)	$0.18	$(0.19)	$0.35

Weighted average common shares outstanding:
Basic	22,852	22,832	22,852	22,832
Assuming dilution	22,852	25,726	22,852	22,832

Condensed Balance Sheets

(Dollars in thousands)

December 29, 2006 and March 31, 2006

	December 29,	March 31,
	2006	2006
	(Unaudited)
Assets
Cash and cash equivalents	$47,850	$73,407
Trade receivables	34,907	50,553
Consumer loans receivable, net	215,802	167,466
Inventories	140,007	149,568
Property, plant and equipment, net	62,864	65,512
Other assets	156,894	146,591

Total Assets	$658,324	$653,097

Liabilities and Shareholders’ Equity
Accounts payable and accrued liabilities	$94,839	$134,373
Securitized financing	94,727	105,379
Convertible senior notes	75,000	75,000
Other liabilities	135,331	75,321
Shareholders’ equity	258,427	263,024

Total Liabilities and Shareholders’ Equity	$658,324	$653,097

PALM HARBOR HOMES, INC.

Quick Facts

	Third Quarter Ended		Nine Months Ended
	Dec. 29,	Dec. 30,	Dec. 29,	Dec. 30,
	2006	2005	2006	2005
	(13 Weeks)	(14 Weeks)	(39 Weeks)	(40 Weeks)
FACTORY-BUILT HOUSING:
Company-owned superstores and builder locations:
Beginning	111	118	116	121
Added	1	0	6	2
Closed	(1)	(3)	(11)	(8)

Ending	111	115	111	115

Factory-built homes sold through:
Company-owned superstores and builder locations	869	1,154 (1)	3,161	3,421 (1)
Independent dealers	620	1,524 (2)	2,308	3,375 (2)

Total factory-built homes sold	1,489	2,678	5,469	6,796

Factory-built homes sold as:
Single-section	91	597 (3)	327	817 (3)
Multi-section	922	1,628	3,684	4,813
Modular	476	453	1,458	1,166

Total factory-built homes sold	1,489	2,678	5,469	6,796

Average sales prices:
Manufactured housing – retail	$78,000	$70,000	$78,000	$74,000
Manufactured housing – wholesale	$68,000	$57,000	$66,000	$59,000
Modular housing – retail	$171,000	$151,000	$165,000	$147,000
Modular housing – wholesale	$77,000	$76,000	$79,000	$75,000

Homes produced	1,282	2,575	5,080	6,583
Internalization rate (manufactured and modular)	57%	43%	57%	50%

FINANCIAL SERVICES
Loan originations:
CPM	228	161	802	596
BSM	162	267	530	674

Insurance penetration:
Warranty	93%	90%	92%	90%
Physical damage	62%	60%	61%	57%

(1)	Includes 82 homes sold to FEMA in the third quarter and YTD periods
(2)	Includes 363 and 451 homes sold to FEMA in the third quarter and YTD periods, respectively
(3)	Includes 445 and 533 homes sold to FEMA in the third quarter and YTD periods, respectively